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                                                                  Execution Copy

                               EXCHANGE AGREEMENT


         EXCHANGE AGREEMENT dated as of May 8, 1997 (the "Agreement") among MagnaVision Corporation, a Delaware corporation (the "Company"), IBJS Capital Corporation, a Delaware corporation ("IBJSCC"), and KOCO Capital Company, L.P., a Delaware limited partnership ("KOCO" and, together with IBJSCC, the "Investors"). Certain terms used herein are defined in Section 10 below.

         A. The Investors presently hold an aggregate of $5,000,000 principal amount of Senior Subordinated Notes (the "Notes") of MagnaVision Corporation, a New Jersey corporation and a wholly-owned subsidiary of the Company, and warrants to purchase an aggregate of 17,088,409 shares of the Common Stock, $.004 par value (the "Common Stock"), of the Company (the "Existing Warrants").

         B. The Company desires to acquire the Notes and Existing Warrants from the Investors in exchange for an aggregate of 5,000,000 shares of the Company's Series A Preferred Stock, $.10 par value (the "Preferred Stock"), and warrants to purchase an aggregate of 1,826,932 shares of Common Stock, representing approximately 58% of the fully-diluted Common Stock outstanding after giving effect to a 20-for-1 reverse split of the Common Stock to be effected prior to the Closing (the "New Warrants").

         THEREFORE, in consideration of the mutual undertakings set forth herein, the parties agree as follows:

         Section 1. Authorization of Securities. The Company has previously authorized the issuance of (i) 5,000,000 shares of its Preferred Stock (the "Shares") with the terms set forth in the Certificate of Amendment to the Company's Certificate of Incorporation attached as Exhibit A hereto (the "Amendment"), and (ii) the New Warrants in the form of Exhibit B hereto.

         Section 2. Exchange of Securities. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 3 below), the Investors agree to acquire the Shares and the New Warrants from the Company in exchange for the Notes and the Existing Warrants, and the Company agrees to issue and deliver the Shares and the New Warrants to the Investors. IBJSCC shall receive 3,000,000 Shares and 1,096,159 New Warrants and KOCO shall receive 2,000,000 Shares and 730,773 New Warrants pursuant to this Section 2. In connection with such exchange, all accrued and unpaid interest on the Notes shall be paid at Closing in the form of one-year promissory notes of the Company bearing interest at 10% per annum.

         Section 3. The Closing. The closing of the exchange of securities pursuant to Section 2 (the "Closing") shall be held at the New York City offices of Zimet, Haines, Friedman & Kaplan


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on the first business day following the satisfaction or waiver of the conditions set forth in Section 8 hereof, but in no event later than May 8, 1997 (the "Closing Date"). At the Closing, (i) the Investors shall deliver to the Company the certificates representing the Notes and Existing Warrants, and (ii) the Company shall deliver to the Investors certificates representing the Shares and the New Warrants duly registered in the names of the Investors or their designee(s). Concurrently with the Closing, the indebtedness represented by the Notes shall be discharged and treated as a capital contribution by the Company to the Subsidiary and the Old Warrants shall be cancelled. On and after the Closing Date, the Investors shall take all action reasonably requested by the Company (at the Company's expense) as is necessary to terminate the Securities Purchase Agreement dated August 25, 1995 and the related Security Agreement and Collateral Assignment, Lockbox Service Agreement, Pledge Agreements (and associated General Indentures of Assignment and Transfer and of Assumption of Liabilities), Irrevocable Proxy from Magnavision Corporation, a New Jersey corporation, to the Investors and their affiliates and Registration Rights Agreement, to release the liens securing the Notes and to surrender all securities in their possession held as collateral for the Notes, in each case without recourse to or warranty by the Collateral Agent or any Investor (as such terms are defined in such documents); provided, however, that the provisions of
Article XI and Sections 12.4, 12.5 and 12.15 of the Securities Purchase
Agreement shall survive such termination.

         Section 4. Representations and Warranties of the Company. In order to induce the Investors to enter into this Agreement and to acquire the Shares and New Warrants, the Company hereby makes the following representations and warranties to the Investors:

         (a) Organization; Corporate Authority. The Company and each direct or indirect subsidiary of the Company (collectively, the "Subsidiaries"): (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and all governmental licenses, authorizations, consents, permits and approvals (including any license, authorization, consent, permit and approval required under any Environmental Law) necessary to own its assets and carry on its business as now conducted or as proposed to be conducted, and (iii) is qualified to do business and in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on the business, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, or on the Company's ability to perform its obligations under the Transaction Documents (a "Material Adverse Effect").

         (b) Due Authorization; Enforceability. The Company has all requisite corporate power necessary to consummate the transactions contemplated by this Agreement, the New Warrants and the related Stockholders Agreement and Registration Rights Agreement (collectively, the "Transaction Documents"). The execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company. The Transaction Documents have been duly and validly executed and delivered

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by the Company and  constitute the legal,  valid and binding  obligations of the
Company enforceable in accordance with their respective terms.

         (c) Capitalization. Giving effect to a 20-for-1 reverse split of the Common Stock to be effected prior to the Closing, the Company's outstanding capital stock consists of 1,152,575 shares of Common Stock which are held, beneficially and of record, as set forth on Schedule 4(c). All of such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable with no personal liability attaching to the ownership thereof. The Company owns all of the outstanding capital stock of each Subsidiary, all of which are listed on Schedule 4(c), and the Company has no direct or indirect equity or other ownership interest in any other entity. Except for outstanding options and warrants to purchase a total of 170,375 shares of Common Stock (giving effect to the reverse split and the issuance of warrants to purchase 15,000 additional shares which the Company is contractually obligated to issue) as set forth on Schedule 4(c) and except for the shares of Common Stock issuable upon the exercise of the New Warrants, neither the Company nor any Subsidiary has granted or issued, or agreed to grant or issue, any options, warrants or similar rights to acquire, subscribe for or receive any of the shares of any class of capital stock of the Company or any Subsidiary, any securities convertible into or exchangeable for shares of such capital stock, or any stock appreciation, "phantom stock" or similar rights with respect to such capital stock. After giving effect to the consummation of the transactions contemplated hereby, the Shares will have been duly authorized and validly issued and will be fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and will be free from any and all liens, charges, pledges, encumbrances, security interests and similar restrictions (collectively, "Liens"). The Common Stock issuable upon exercise of the New Warrants has been duly authorized and reserved for issuance and is not subject to any preemptive rights or rights of first refusal. When issued against payment therefor in accordance with the terms of the New Warrants, such Common Stock will be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and will be free from any and all Liens.

         (d) Financial Statements; No Undisclosed Liabilities. Except as set forth on Schedule 4(d), the Company's audited consolidated financial statements for the fiscal years ended December 31, 1996 and 1995 previously submitted to the Investors (i) fairly present the Company's consolidated financial position and results of operations at the dates thereof and for the periods covered thereby, and (ii) disclose all liabilities (including contingent and/or unmatured liabilities) which are required to be disclosed thereon, in each case described in clause (i) and (ii) above in accordance with GAAP. Except as set forth or provided for in the Company's audited consolidated balance sheet as of December 31, 1996 (the "Latest Balance Sheet"), as of the Closing Date, neither the Company nor any Subsidiary will have any liabilities, contingent or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         (e) Material Adverse Change. Except as set forth on Schedule 4(e) or as disclosed on the Latest Balance Sheet, the Company and the Subsidiaries have been operated in the ordinary

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course, consistent with past practice, and there has been no change or development that could reasonably be expected to have a Material Adverse Effect.

         (f) Litigation. Except as set forth on Schedule 4(f), there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against or affecting the Company or any Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         (g) No Breach. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated thereby and compliance with the terms and provisions thereof will not conflict with or result in a breach of, or require any consent, waiver, filing or notification under, the certificate of incorporation or by-laws of the Company or any Subsidiary, any applicable law or regulation, any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument or result in the creation or imposition of any Lien upon any of the revenues or assets of the Company or any Subsidiary pursuant to the terms of any such agreement or instrument.

         (h) Approvals. The Company has obtained all authorizations, approvals and consents of, and has made all filings and registrations with, any governmental or regulatory authority or agency necessary for the execution, delivery or performance by it of the Transaction Documents or for the validity or enforceability thereof.

         (i) ERISA. The Company and each of its ERISA Affiliates have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and each is in compliance in all material respects with all applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than to make contributions or premium payments in the ordinary course). Neither the Company nor its ERISA Affiliates has any actual or potential liability to any Multiemployer Plan.

         (j) Taxes. Except as set forth on Schedule 4(j), the Company and each Subsidiary has filed all United States federal and state income tax returns and all other material tax returns which are required to be filed by it. Such returns are true and accurate in all material respects, and the Company and each Subsidiary has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except to the extent the same may be contested in good faith and as to which adequate reserves are reflected on the Latest Balance Sheet. The charges, accruals and reserves on the Latest Balance Sheet in respect of taxes and other governmental charges are adequate in all material respects.

         (k) Title to Properties. Except as set forth on Schedule 4(k), the Company and the Subsidiaries have good and marketable title to all of their properties and assets (including real property and tangible and intangible personal property), in each case free and clear of all Liens

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other than Permitted Liens (as defined in Section 7(b)). The Company and each
Subsidiary owns, or is licensed to use, all licenses, service marks, franchises, trademarks, tradenames, patents, patent applications, copyrights, technology, know-how, processes and other intellectual and proprietary rights (collectively, the "Intellectual Property") necessary for the conduct of its business. Schedule 4(k) contains a list of all licenses, franchises, patents, patent applications, trademark, tradename and service mark registrations and applications therefor, and copyright registrations and applications therefor, owned by the Company and the Subsidiaries. Except as set forth in Schedule 4(k), no material claim has been asserted or is pending with respect to the use by the Company or the Subsidiaries of any Intellectual Property or challenging or questioning the validity or effectiveness of any Intellectual Property necessary or desirable for the conduct of the business of the Company or the Subsidiaries.

         (l) Contracts. Schedule 4(l) sets forth a complete list as of the date hereof of each material agreement, contract, guaranty, indenture or instrument to which the Company or the Subsidiary is a party or by which any of its respective properties are or may be bound (collectively, the "Contracts"), correct and complete copies of which have been provided to the Investors. Each Contract is the binding obligation of the Company or the applicable Subsidiary and, to the Company's best knowledge, the binding obligation of each of the other parties thereto, in each case enforceable in accordance with its terms. Neither the Company or any Subsidiary nor to the Company's best knowledge the other party thereto is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contract to which it is a party.

         (m) No Material Misstatements. All information, including financial information, provided or to be provided from time to time to the Investors in connection with this Agreement and the Transaction Documents is true and correct, and none of the documentation furnished to the Investors by the Company, or any other statement furnished by or on behalf of the Company to the Investors in connection with the negotiation or confirmation of the transactions contemplated hereby or by the Transaction Documents, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading and all such statements, taken as a whole, do not and will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading, and all expressions of expectation, intention, belief and opinion contained therein were, and will be, honestly made on reasonable grounds after due and careful inquiry by the Company (and any other Person who furnished such material). There is not, and will not be, any fact which the Company has not disclosed to the Investors in writing which has had or is reasonably likely to have a Material Adverse Effect.

         (n) Outstanding Debt. Schedule 4(n) lists all Indebtedness of the Company and the Subsidiaries. There does not exist any default under any Contract relating to or evidencing any Indebtedness of the Company or the Subsidiaries (or any event which, with only the giving of notice or the passage of time or both, would result in such a breach or default).

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         (o) Certain Regulations. Neither the Company nor any Subsidiary is an
"investment company" or an "affiliate" of an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         (p) Capital Stock. Giving effect to the transactions contemplated hereby, there are no restrictions upon the voting rights associated with, or the transfer of, any of the capital stock of the Company, except as provided by (a) United States or state securities laws or (b) the terms and provisions of the Stockholders Agreement.

         (q) Small Business Matters. The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, ss.121.401) is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, ss.121.802. The information set forth in the Small Business Administration Forms 480 and 652 regarding the Company and its Affiliates to be delivered on the Closing Date is correct and complete. Neither the Company nor any Subsidiary presently engages in, and shall not hereafter engage in, any activities, nor shall the Company or any Subsidiary use directly or indirectly the proceeds from the exercise of the New Warrants by any Investor that is a Small Business Investment Company, for any purpose for which an SBIC is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, ss.107.901. If the Company breaches this representation in any material respect, then in addition to all other remedies available to the Investors, an Investor may demand that the Company immediately repurchase all securities of the Company held by such Investor at their original cost plus accrued dividends or interest.

         (r) Compliance; Licenses and Permits.

             (i) The Company and the Subsidiaries have complied in all material respects with all federal, state, local or foreign laws, ordinances, regulations or orders applicable to its business. The Company and the Subsidiaries have all material federal, state, local and foreign governmental licenses and permits which are required for the conduct of their business as presently conducted, which licenses and permits are in full force and effect, and no violations are outstanding or uncured with respect to any such licenses or permits and no proceeding is pending or, to the best of the Company's knowledge, threatened to revoke or limit any thereof. Schedule 4(r) lists all federal, state, local and foreign governmental licenses and permits of the Company and the Subsidiaries which are used in or relate to their respective businesses.

             (ii) Neither the Company nor any Subsidiary is in material violation of, and none of their facilities or assets as currently used violates in any material respect, any applicable Environmental Law, and no condition or event has occurred which, with

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         notice or the passage of time or both, would constitute a material violation of any Environmental Law.

             (iii) The Company and the Subsidiaries are in possession of all material Environmental Permits required under any applicable Environmental Law for the conduct or operation of its business (or any part thereof), and are in compliance with all of the requirements and limitations included in such Environmental Permits.

             (iv) Neither the Company nor any Subsidiary is the subject of federal, state, local or private litigation or proceedings involving a demand for damages or other potential liability with respect to violations of Environmental Laws.

             (v) Neither the Company nor any Subsidiary is liable, directly or indirectly, in connection with any release of any hazardous substance into the environment in violation of Environmental Laws, nor do there exist any facts upon which a finding of such liability could be based.

             (vi) The Company and each Subsidiary has complied in all material respects with the filing and reporting requirements under all applicable Environmental Laws and has maintained in all material respects all required data, documentation and records under all applicable Environmental Laws.

         (s) Business Plan and Projections. The Company's current Business Plan set forth on Schedule 4(s) is complete and correct in all material respects and the forecasts and projections included therein are based on estimates and assumptions which are reasonable in light of the conditions which existed at the time of their preparation and which exist on the date hereof and constitute reasonable estimations of (but do not guarantee) the future performance of the Company.

         (t) Communications Act. Neither the Company nor any Subsidiary qualifies as a "cable television company" prohibited from leasing transmission time or capacity from a licensee of a station within the meaning of 47 C.F.R. ss. 74.931(h).

         (u) License Applications. The Company has rights as sublicensee in wireless frequency license applications covering 16 ITFS channels in Monmouth and Ocean Counties, New Jersey. To the Company's best knowledge, the applicants for such licenses have duly filed applications therefor with the Federal Communications Commission (the "FCC") and have taken all actions required by the FCC to obtain such licenses, and the Company is not aware of any reason why such licenses will not be granted by the FCC in the ordinary course.

         Section 5. Representations and Warranties of the Investors. Each Investor represents and warrants to the Company, severally and not jointly, as follows:

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         (a) Each Transaction Document to which it is a party constitutes the valid and binding obligation of the Investor, enforceable against it in accordance with its respective terms.

         (b) It is acquiring the Shares and the New Warrants, and will acquire the Common Stock underlying the New Warrants (the "Warrant Shares"), for its own account with the intention of holding the same for investment and not with a view to the distribution thereof in violation of applicable securities laws.

         (c) It understands that the Shares, the New Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws in reliance upon exemptions contained in the Securities Act and such applicable state securities laws, and that the Company's reliance upon such exemptions is based in part on the representations of the Investors contained in this Agreement. The Investor further understands and acknowledges that the Shares, the New Warrants and the Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or unless such disposition is exempt from registration thereunder.

         (d) It is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

         (e) It has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the investment contemplated hereby.

         (f) It has received copies of such documents and other information as it has deemed necessary in order to make an informed investment decision with respect to the investment being made hereby, and the Company has made its officers available to the Investors to answer the Investors' questions concerning the Company and the investment being made hereby.

         (g) The principal offices of such Investor are located in New York and substantially all of the decisions with respect to the investment being made hereby were made at such location.

         Section 6. Affirmative Covenants. The Company covenants and agrees with the Investors that, so long as any Shares or New Warrants remain outstanding, the Company and each Subsidiary (collectively, the "Entities") shall comply with the covenants set forth in this Section 6, except where such compliance is prevented by action of a majority of the Investor Directors.

         (a) Corporate Existence. Each Entity shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence and any necessary state or other qualifications (other than any qualifications the absence of which, in the aggregate, would not result in a Material Adverse Effect).

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         (b) Obligations and Taxes. Each Entity shall pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its business or property unless such taxes, assessments or governmental charges are being paid in accordance with the terms of an agreement with the applicable taxing authority, (b) all lawful claims for labor, materials and supplies, (c) all required payments under any Indebtedness and (d) all other obligations; provided, however, that it shall not be required to pay or discharge or to cause to be paid or discharged any such amount so long as the validity or amount thereof shall be contested in good faith in an appropriate manner and appropriate reserves and accruals have been made with respect thereto.

         (c) Performance Under Agreements. Each Entity shall perform its obligations under each Transaction Document and each other Contract to which it is a party; provided, however, that an Entity shall not be required to so perform its obligations under any Contract (other than this Agreement and any other Transaction Document) to the extent it is reasonably contesting such obligations in good faith and in an appropriate manner and, if required by GAAP, it has made appropriate reserves and accruals with respect thereto.

         (d) Access to Properties and Inspections. The Entities shall maintain financial records in accordance with GAAP sufficient to allow the Company to prepare the financial statements, certificates and reports required by Section 6(h) hereof. Each Entity shall permit any authorized representative or agent of the Investors to visit and inspect its properties and records and to make extracts from such records, and permit any authorized representative or agent of the Investors to discuss its affairs, finances and condition with such of its officers, key employees and independent accountants as the Investors shall deem appropriate. Delivery of a copy of this Agreement to the independent accountants acting as auditors for an Entity shall constitute instructions to such accountants to discuss the financial condition of such Entity with the Investors and their representatives, and to permit the Investors and their representatives to inspect, copy and make extracts from all financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared by such accountants with respect to such Entity.

         (e) Notices of Litigation, Claims, Etc. The Company shall promptly upon obtaining notice of the occurrence thereof (but in no event more than 10 days after obtaining notice of the occurrence thereof), provide the Investors with written notice of any of the following events:

             (i) the issuance by any governmental authority of any injunction, order or decision involving any Entity or its respective properties;

             (ii) the filing or commencement of any action, suit or proceeding against or affecting any Entity or its properties, whether at law or in equity or by or before any court or any United States, state, or other governmental authority;


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             (iii) the imposition of any Lien which is not a Permitted Lien;

             (iv) any claim, demand or action impairing title to any of the properties or assets of any Entity;

             (v) any other adverse action by or notice from a governmental authority with respect to any Entity or any of its respective properties;

             (vi) any default by any Entity under any Indebtedness; and

             (vii) any development in the business or affairs of any Entity which could reasonably be expected to have a Material Adverse Effect.

Each notice shall specify, as applicable, (i) the nature and extent thereof,
(ii) any rights of any other parties thereto with respect to termination, acceleration or similar provisions and (iii) any corrective action taken or proposed to be taken with respect thereto.

         (f) Legal Compliance. Each Entity shall comply in all material respects with all applicable laws, including Environmental Laws, and shall maintain all required clearances, consents, permits and approvals of governmental authorities.

         (g) Business and Properties. Each Entity shall:

             (i) at all times do or cause to be done all things necessary to (A) preserve, renew and keep in full force and effect the material rights, licenses, permits, franchises and concessions necessary to, or used or useful in the conduct of, its business and (B) keep its assets and properties used or useful in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all necessary and proper repairs, renewals and replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and

             (ii) as promptly as possible after obtaining knowledge of the occurrence thereof, furnish written notice to the Investors of the institution of any proceeding for the condemnation or other taking of any property of such Entity.

         (h) Financial Statements and Reports. The Company shall furnish to the
Investors:

             (i) as soon as available but in any event within ninety (90) days after the end of each fiscal year, consolidated balance sheets, income statements and cash flow statements of the Company and the Subsidiaries, showing its financial condition as at the end of such fiscal year and the results of its operations for such fiscal year, audited by

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independent accountants of nationally-recognized standing reasonably acceptable to the Investors and prepared in accordance with GAAP;

             (ii) as soon as available but in any event no later than the last day of the prior fiscal year, current and projected annual budgets, operating plans and financial projections for the Company and the Subsidiaries (presented on a monthly basis) for such fiscal year;

             (iii) as soon as available but in any event within 30 days after the end of each month, the Company's unaudited consolidated balance sheets, income statements and cash flow statements (along with comparisons to budget), showing the financial condition as at the end of such month, and the results of operations for such month and for the then elapsed portion of the fiscal year, in each case prepared in accordance with GAAP, subject to normal year-end adjustments (none of which alone or in the aggregate would result in a Material Adverse Effect) and the absence of notes thereto;

             (iv) as soon as available but in any event within 45 days after the end of each calendar quarter, the Company's unaudited consolidated balance sheets, income statements and cash flow statements (along with comparisons to budget), showing the financial condition as at the end of such calendar quarter, and the results of operations for such calendar quarter and for the then elapsed portion of the fiscal year, in each case prepared in accordance with GAAP, subject to normal year-end adjustments (none of which alone or in the aggregate would result in a Material Adverse Effect) and the absence of notes thereto;

             (v) as soon as received, copies of any notice of potential liability or charge or complaint received by any Entity from any governmental authority;

             (vi) concurrently with the statements provided pursuant to clauses
         (i), (iii) and (iv), a certificate of the chief financial officer of the Company containing a narrative management discussion and analysis of the consolidated financial condition and results of operation of the Company for the periods covered by such statements and, concurrently with the statements provided pursuant to clause (iv), a forecast of the Company's results of operations for the following four fiscal quarters;

             (vii) promptly upon their becoming available, copies of any statements, reports and other communications, if any, which any Entity shall have provided to its stockholders, the Securities and Exchange Commission or the FCC;

             (viii) promptly upon receipt thereof, copies of all financial and management reports submitted to any Entity by its independent auditors in connection with each annual audit of the books of such Entity; and

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             (ix) promptly, from time to time, such other information (in writing if so requested) regarding the assets and properties, operations, business affairs and financial condition of each Entity as the Investors may reasonably request.

Each certificate of the Company's chief financial officer (and, in the case of year-end financial statements and reports, the Company's independent auditors) delivered under this Section 7(h) shall certify (A) that the statement or report to which such certificate relates fairly presents in all material respects the financial position and results of operations of the Company and the Subsidiaries at the dates thereof and for the periods then ended and has been prepared in accordance with GAAP except, in the case of unaudited financial statements, for normal year-end audit adjustments (none of which alone or in the aggregate would result in a Material Adverse Effect) and the absence of notes thereto, (B) that no Event of Default has occurred and is continuing and (C) that, to the best of the financial officer's knowledge, no event or condition has occurred which has had or could reasonably be expected to have a Material Adverse Effect. The audit report with respect to the financial statements referred to in clause (i) shall not contain any qualification arising out of the scope of the audit.

         (i) Insurance. The Entities shall maintain insurance on their business and properties to such extent and against such risks, including fire and other risks insured against by extended coverage, and workers' compensation insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of, any properties owned, occupied or controlled by the them, in each case consistent with insurance maintained as of August 25, 1995, and shall provide evidence to the Investors of such insurance upon request.

         (j) Employee Plans. If the Company or its Affiliates are required to comply with ERISA, the Entities shall, and shall cause their Affiliates and ERISA Affiliates, to (a) comply with the provisions of ERISA, the Code and all other laws applicable to any Plan; (b) operate and administer each Plan in accordance with all applicable laws; (c) not terminate or withdraw from any Plan if such withdrawal could result in a material liability to accrue against an Entity or any of their Affiliates or ERISA Affiliates; (d) not fail to make full payment when due of all amounts which, under the provisions of any Plan, an Entity or any Affiliate or ERISA Affiliate is required to pay as a contribution or premium payment thereto; (e) furnish to the Investors, as soon as possible, and in any event with in 10 days after any responsible officer of an Entity knows or has reason to know of any of the following events, written notice of the same: (i) the withdrawal from or termination of any Plan by an Entity or any of its Affiliates or ERISA Affiliates, if such termination or withdrawal could result in any liability to the same; (ii) that any Plan is not in compliance with any applicable law; or (iii) that any required employer or employee contributions or premiums have not been made on a timely basis.

         (k) Ownership of the Entities. The Company shall at all times maintain direct or indirect ownership of 100% of the outstanding shares of each class of capital stock of each Subsidiary.

         (l) Exchange Act Compliance. So long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Company shall comply with all public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall supply each stockholder with such information as may be necessary for such stockholder to utilize Rule 144 and Rule 144A for the resale of the Common Stock and to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144 or 144A.

         (m) Information Rights and Related Covenants.

             (i) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), the Company shall provide to the Investors a written assessment, in form and substance satisfactory to the Investors, of the economic impact of the Investors' financing hereunder, specifying the full-time equivalent jobs created or retained, the impact of the financing on the Company's business in terms of expanded revenue and taxes and other appropriate economic benefits, including but not limited to technology development or commercialization, minority business development, urban or rural business development, expansion of exports and assistance to manufacturing firms.

             (ii) Upon the request of any Investor, any Affiliate of an Investor or any transferee of an Investor holding at least 5% of the outstanding Common Stock on a fully-diluted basis, the Company shall (i) provide such financial statements and other information as such Person may from time to time request for the purpose of assessing the Entity's financial condition and (ii) furnish to such Person all information requested by it in order for it to prepare and file SBA Form 468 and any other information requested or required by any governmental agency asserting jurisdiction over such Person.

             (iii) For a period of one year following the date hereof, neither the Company nor any of the Subsidiaries will change its business activity if such change would render such Entity ineligible to receive financial assistance from a Small Business Investment Company under the Small Business Investment Act and the regulations thereunder. If an Entity breaches this covenant, then, in addition to all other remedies available to the Investors, the Investors may demand that the Entities immediately repurchase all securities acquired by the Investors at their original cost plus accrued dividends or interest.

             (iv) The Entities shall at all times comply with the non-discrimination requirements of 13 C.F.R., Parts 112, 113 and 117.

         (n) Regulatory Compliance Cooperation.

             (i) In the event that a Regulated Holder determines that it has a Regulatory Problem, the Company agrees to take all such actions as are reasonably requested by such

         Regulated Holder in order to (A) effectuate and facilitate any transfer of securities by such Regulated Holder to any Person designated by such Regulated Holder, (B) permit such Regulated Holder (or any of its Affiliates) to exchange all or any portion of the voting securities then held by such Person on a share-for-share basis for shares of a class of nonvoting securities of the Company, which nonvoting securities shall be identical in all respects to such voting securities, except that such new securities shall be nonvoting and shall be convertible into voting securities on such terms as are requested by such Person in light of regulatory considerations then prevailing, (C) continue and preserve the respective allocation of the voting interests with respect to the Company arising out of such Regulated Holder's ownership of voting securities before the transfers and amendments referred to above (including entering into such additional agreements as are requested by such Regulated Holder to permit any Person(s) designated by such Regulated Holder to exercise any voting power which is relinquished by such Regulated Holder upon any exchange of voting securities for nonvoting securities of the Company), and (D) entering into such additional agreements, adopting such amendments to this Agreement, the certificate of incorporation and bylaws of the Company and other relevant agreements and taking such additional actions, in each case as are reasonably requested by such Regulated Holder in order to effectuate the intent of the foregoing. The Company shall obtain the agreement of all of its stockholders to cooperate in complying with this Section 7(n), including without limitation the agreement of such stockholders to approve amending its certificate of incorporation in a manner reasonably requested by such Regulated Holder to effectuate clauses (A), (B) and (C) above.

             (ii) Before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any of its securities, the Company shall give written notice of such pending action to each Regulated Holder. Upon the written request of any Regulated Holder made within 10 days after its receipt of any such notice stating that after giving effect to such action such Person would have a Regulatory Problem, the Company shall defer taking such action for such period (not to extend beyond 45 days after the Company's receipt of such notice) as such Person requests to permit it and its Affiliates to reduce the quantity of the Company's securities they own in order to avoid the Regulatory Problem.

             (iii) In the event a Regulated Holder has the right to acquire any of the Company's securities (as the result of a preemptive offer, pro rata offer or otherwise), at such Person's request the Company shall offer to sell to such Person nonvoting securities on the same terms as would have existed had such Person acquired the securities so offered and immediately requested their exchange for nonvoting securities pursuant to subsection (i) above.

             (iv) In the event that any Subsidiary of the Company offers to sell any of its securities, then the Company shall cause such Subsidiary to enter into agreements with each Regulated Holder substantially similar to those in Sections 7(m) and 7(n) hereof if such Regulated Holder reasonably determines that entering into the agreement is necessary to carry out the intent of this Section 7(n).

         (o) Information Rights. Upon the request of a Regulated Holder or any of its Affiliates, the Company will promptly (and in any event within 20 days of such request) furnish to such Person all information necessary in order for such Person to prepare any information requested or required by any governmental authority asserting jurisdiction over such Person.

         (p) Further Assurances. The Entities shall duly execute and deliver, or cause to be duly executed and delivered, at their own cost and expense, such further instruments and documents and take or cause to be taken all such actions, in each case as may be necessary or proper in the reasonable judgment of the Investors to carry out the provisions and purposes of this Agreement and the other Transaction Documents and to better assure and confirm unto the Investors their rights and remedies under this Agreement and the other Transaction Documents.

         Section 7. Negative Covenants. The Company hereby covenants and agrees with the Investors that, so long as any Shares or New Warrants remain outstanding, the Entities shall comply with the covenants set forth in this
Section 7, except where such compliance is prevented by action of a majority of the Investor Directors.

         (a) Indebtedness. The Entities shall not incur, create, assume or suffer or permit to exist any Indebtedness, except:

             (i) Indebtedness for borrowed money in an aggregate amount for all the Entities not to exceed $1,500,000 outstanding at any time;

             (ii) Indebtedness existing on the date hereof and identified on
         Schedule 4(n);

             (iii) Endorsements for collection or deposit in the ordinary course of business;

             (iv) purchase money Indebtedness (including the capital component of Capital Lease Obligations) incurred after the date hereof not in excess of the book value, determined in accordance with GAAP, of the items purchased and in no event to exceed $50,000 in any fiscal year for all the Entities; and

             (v) any renewal, extension, refinancing or refunding of any Indebtedness permitted hereby, provided that such Indebtedness does not exceed the principal amount of Indebtedness so renewed, extended, refinanced or refunded.

         (b) Negative Pledge. The Entities shall not incur, create, assume or suffer or permit to exist any Lien on any of their property or assets or on any income or rights in respect of any thereof, except the following (the "Permitted Liens"):

             (i) Liens incurred and arising out of surety bonds, appeal bonds, statutory obligations, bids, performance and return of money and similar obligations and pledges or deposits made in the ordinary course of business in connection with worker compensation, unemployment insurance, old age pensions and other social security benefits;


             (ii) Liens imposed by law, including carriers', warehousemen's, mechanics', materialmen's and vendors' Liens incurred in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings, and in any such case as to which it shall have set aside adequate cash reserves in accordance with GAAP;

             (iii) Liens securing the payment of taxes, assessments and governmental charges or levies, either not yet due and payable or being contested in good faith by appropriate legal or administrative proceedings, and in any such case as to which it shall have set aside adequate cash reserves in accordance with GAAP;

             (iv) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title which do not in the aggregate impair the use of any parcel of property material to the operation of the business of the Company or the value of such property for the purpose of the business of the Company;

             (v) Liens securing purchase money Indebtedness; provided, however, that each such Lien does not secure any other Indebtedness and does not encumber any property other than that property acquired with the proceeds of such Indebtedness;

             (vi) extensions and renewals of Liens permitted hereunder; provided, however, that the Indebtedness secured thereby is not increased and the Lien does not encumber any property not previously encumbered by the Lien so extended or renewed; and

             (vii) Liens securing indebtedness permitted by Section 8(a)(i).

         (c) Restricted Payments. No Entity shall declare or make any Restricted Payment.

         (d) Nature of Business. The Entities shall not conduct any business or operations that would cause an investment in any of them to become ineligible as a "portfolio investment" for the Investors under Regulation K promulgated by the Federal Reserve Board or any other applicable law, or which would require the Investors to divest the Shares, New Warrants or Warrant Shares under such Regulation K or any other applicable law.

         (e) Transactions With Affiliates. The Entities shall not enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, without the prior written consent of the Investors. Any such transaction submitted for consent by the Investors shall include a fairness opinion from an investment bank selected by the Investors if requested by the Investors.

         (f) Merger or Consolidation. The Entities shall not (a) merge with or into or consolidate or combine with any other Person or (b) sell, lease or otherwise transfer any of their assets other than a sale of inventory in the ordinary course of business.

         (g) Issuance of Capital Stock or Other Equity Interests. The Entities shall not issue any capital stock or other equity interest exercisable into their capital stock (other than pursuant to existing options and warrants set forth on Schedule 4(c) or pursuant to the Company's Management Incentive Option Plan covering a total of 349,986 shares of Common Stock as approved by the Investors) without the prior written consent of the Investors, which consent shall not be withheld or delayed if, in the Investors' judgment, such issuance is not dilutive to the Investors' interest (including the Shares and the New Warrants) in the Company. The parties agree to implement the Management Incentive Option Plan within 90 days after the Closing and to issue options thereunder as set forth on Schedule 7(g) attached hereto, a portion of which options shall be fully vested as set forth on Schedule 7(g).

         (h) Charter, Bylaw and Transaction Document Amendments. The Entities shall not amend, modify or supplement their respective certificates of incorporation or bylaws or any Transaction Document in any manner that the Investors deem will adversely affect the rights of the Investors under this Agreement or any other Transaction Document or their ability to enforce the same without the prior written consent of the Investors.

         (i) Programming. The Entities shall not, directly or indirectly, engage in the development or production of cable-related or other similar programming.

         Section 8. Closing Conditions.

         (a) Conditions to Investors' Obligations. The obligations of the Investors to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions precedent:

             (i) the Amendment shall have been duly approved by the Company's board of directors and stockholders, the Amendment shall have been filed with the Delaware Secretary of State and the Company shall have effected a 20-for-1 reverse split of its Common Stock;

             (ii) the Company shall have entered into employment agreements with each of Nicholas Mastrorilli, Sr., Patrick Mastrorilli and Nicholas Mastrorilli, Jr. in the form of Exhibit C hereto;

             (iii) the Company and the existing majority stockholder of the Company shall have executed and delivered a Stockholders Agreement in the form of Exhibit D hereto;

             (iv) the Company shall have executed and delivered a Registration Rights Agreement in the form of Exhibit E hereto;

             (v) the Company shall have delivered to the Investors duly executed and completed Small Business Administration Forms 480 and 652;

             (vi) the Company shall have obtained directors' and officers' liability insurance on terms satisfactory to the Investors;

             (vii) Cacomm, Inc. shall have exchanged its notes receivable from the Company in the aggregate amount of $131,889 for 131,889 shares of Series B Preferred Stock of the Company;

             (viii) the Company shall have executed and delivered a Management Services Agreement in the form of Exhibit F hereto; and

             (ix) the Investors shall have received the legal opinion of Zimet, Haines, Friedman & Kaplan in the form of Exhibit G hereto and a certificate from the Company's transfer agent as to the Company's outstanding capital stock.

         (b) Conditions to the Company's Obligations. The Company's obligation to consummate the transactions contemplated hereby is subject to the following conditions precedent:

             (i) the representations and warranties of the Investors set forth herein shall be true and correct as if made on and as of the Closing Date;

             (ii) the Investors shall have complied with all of its obligations required to be performed by it hereunder on or prior to the Closing Date; and

             (iii) the Investors shall have funded the entire $5,000,000 principal amount of the Notes.

         Section 9. Termination. Anything herein to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date: (i) by mutual written consent of the Company and the Investors;
(ii) by either the Company or the Investors if for any reason the Closing shall not have occurred on or before May 8, 1997 (or such other date as may be mutually agreed by the parties); or (iii) by either the Company or the Investors in the event that a condition to the terminating party's obligations to close the transactions contemplated by this Agreement shall become incapable of satisfaction; provided, however, that no party shall be entitled to terminate this Agreement in the event that the failure of the Closing to occur or any condition to Closing to be satisfied shall be attributable to such party's breach of this Agreement.

         Section 10. Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

         "Affiliate" shall mean as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, step-children, nephews, nieces and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person, provided that, in any event, any Person which owns directly or indirectly more than 5% of the securities having ordinary voting power for the election of directors or other governing body of a corporation or more than 5% of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a corporation solely by reason of his or her being an officer or director of such corporation.

         "Capital Lease Obligations" shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings issued thereunder.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings issued thereunder.

         "ERISA Affiliate" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Company, would be treated as a single employer under Section 414 of the Code.

         "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, common law, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, contracts, indemnities, assumptions of liability or agreements, relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

         "Environmental Permits" shall mean any of the permits required by or pursuant to any applicable Environmental Law.

         "GAAP" shall mean generally accepted accounting principles, consistently applied.

         "Hazardous Substances" shall mean asbestos, asbestos containing materials (as defined in regulations adopted under the Toxic Substances Control Act, as amended), urea formaldehyde containing foam, polychlorinated biphenyls, radon, petroleum, petroleum products, fuel oil, derivatives and by-products of petroleum products or fuel oil, explosives, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous waste, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, medical waste, biomedical waste, infectious materials and any other element, compound, mixture, solution or substance which may pose a present or potential hazard to human health or the environment.

         "Indebtedness" of a Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by (or which customarily would be evidenced by) bonds, debentures, notes or similar instruments, (c) all reimbursement obligations of such Person with respect to letters of credit and similar instruments, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, other than accounts payable incurred and paid on terms customary in the business of such Person (it being understood that the "deferred purchase price" in connection with any purchase of property or assets shall include only that portion of the purchase price which shall be deferred beyond the date on which the purchase is actually consummated), (f) all obligations of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person under forward sales, futures, options and other similar hedging arrangements (including interest rate hedging or protection agreements), (h) all obligations of such Person to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, (i) any guaranties by such Person of obligations of others and (j) all Capital Lease Obligations of such Person.

         "Investor Directors" means the members of the Company's board of directors designated by the Investors pursuant to the Stockholders Agreement.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Pension Plan" shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (a) maintained by the Company or any ERISA Affiliate for employees of the Company or any ERISA Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Person" shall mean any corporation, association, partnership, joint venture, organization, business, individual, government or any agency or political subdivision thereof or any other entity.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Plan" shall mean an employee benefit plan, as defined in Section 3(3) of ERISA, at any time maintained by the Company or any ERISA Affiliate for employees of the Company or any ERISA Affiliate or in which any such employees participate or at any time participated when employed by the Company or any ERISA Affiliate.

         "Regulated Holder" means any Person that is (or that is a subsidiary of a bank holding company that is) subject to the various provisions of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R., Part 225 (or any successor to Regulation Y) or the Small Business Investment Act of 1958, as amended, and Title 13 of the C.F.R. that holds any securities of any Entity.

         "Regulatory Problem" means (a) any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or any Regulated Holder believes that there is a significant risk of such assertion) that such Person is not entitled to own, hold, or exercise any material right with respect to, all or any portion of the securities of an Entity which such Person holds or (b) when a Regulated Holder and its Affiliates would own, control or have power (including voting rights) over a greater quantity of securities of any kind than are permitted under any requirement of any governmental authority.

         "Restricted Payment" shall mean (i) any dividend or other distribution on any shares of the capital stock of an Entity (other than stock splits, like kind stock dividends or the distribution of shares of capital stock of an Entity pursuant to the exercise of warrants or contingent equity rights), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of capital stock of an Entity or (b) any option, warrant or other right to acquire shares of the capital stock of an Entity and (iii) any optional redemption of, or other optional prepayment of principal of Indebtedness, other than any of the foregoing that results solely in a payment by a Subsidiary to the Company.

         Section 11. Miscellaneous.

         (a) Communications. Subject to the express provisions of this Agreement, all communications provided for or permitted hereunder shall be in writing, personally delivered to an officer or other responsible employee of the addressee or sent by registered mail, charges prepaid, or by telecopy with confirmed receipt (with hard copy to follow), telegram or other means of recorded telecommunication, charges prepaid, to the applicable address set forth below or to such other address as either party hereto may from time to time designate to the other in such manner. Any communication so personally delivered shall be deemed to have been validly and effectively given on the date of such delivery. Any communication so sent by registered mail shall be deemed to have been validly and effectively given on the tenth business day next following the day on which it is sent. Any communication so sent by telecopy, telegram or other means of recorded telecommunication shall be deemed to have been validly and effectively given on the business day next following the day on which it is sent.

         Communications sent to the Entities shall be addressed to:

                  MagnaVision Corporation
                  1725 Highway 35 South
                  Wall Township, New Jersey 07719
                  Attention:  Nicholas Mastrorilli, Sr.
                  Facsimile:  (908) 974-1106

         with a copy to:

                  Zimet, Haines, Friedman & Kaplan
                  460 Park Avenue
                  New York, New York 10022
                  Attention:  Stephen M. Fields, Esq.
                  Facsimile:  (212) 223-1151

         Communications sent to the Investors shall be addressed as follows:

                  IBJS Capital Corporation

                  One State Street
                  New York, New York 10004
                  Attention:  Rick Krueger
                  Facsimile:  (212) 858-2768

                  KOCO Capital Company, L.P.
                  111 Radio Circle
                  Mt. Kisco, New York 10549
                  Attention:  Paul Echausse
                  Facsimile:  (914) 241-1143
         with copies to:

                  Brownstein Hyatt Farber & Strickland, P.C.
                  410 Seventeenth Street, Suite 2200
                  Denver, Colorado 80202
                  Attention:  Steven Siegel, Esq.
                  Facsimile:  (303) 623-1956

                  O'Sullivan Graev & Karabell, LLP
                  30 Rockefeller Plaza
                  New York, New York 10112
                  Attention:  Michael F. Killea, Esq.
                  Facsimile:  (212) 408-2420

         (b) Survival of Representations, Warranties and Covenants. All agreements, representations, warranties and covenants made by or on behalf of the Company in the Transaction Documents or otherwise with respect thereto or any transactions contemplated thereby are material, shall be considered to have been relied upon by the Investors and shall survive the execution and delivery of the Transaction Documents or any investigation made at any time by or on behalf of the Investors and any disposition of the Shares, New Warrants and/or Warrant Shares; provided, however, that representations and warranties shall survive only for a period of two years following the date hereof other than
Section 4(c), which shall survive for an indefinite period of time. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to the Transaction Documents or in connection with the transactions contemplated hereby shall be deemed representations and warranties made by the Company pursuant hereto. The obligations of the parties pursuant to Sections 11(d), 11(e) and 11(g) shall survive the termination of this Agreement.

         (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the parties hereto, their respective successors and any assignees or transferees of some or all of the parties' rights or obligations hereunder; provided, that neither this Agreement, nor the benefit hereof, may be assigned by the Company without the prior written consent of the Investors. Any assignment by the Company without such consent shall be null and void.

         (d) Indemnification.

             (i) In addition to all rights and remedies available to the Investors at law or in equity, the Company shall indemnify the Investors, each subsequent holder of the Shares and the New Warrants and their respective Affiliates, stockholders, officers, directors, employees, agents, representatives, counsel, successors and permitted assigns (collectively, the "Indemnified Persons") and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss (including, without limitation, diminutions in value and consequential damages which shall not extend to any

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

         lost opportunities which any Indemnified Person might have experienced), liability, demand, claim, action, cause of action, cost, damage, deficiency, tax (including any taxes imposed with respect to such indemnity payments), penalty, fine or expense, whether or not arising out of any claims by or on behalf of the Company including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses") which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                  (A) any misrepresentation or breach of warranty on the part of the Company under Section 4 of this Agreement, or any misrepresentation in or omission from any of the representations, warranties, statements, schedules and exhibits hereto, certificates or other instruments or documents furnished to Investors by an Entity made in or pursuant to this Agreement;

                  (B) any nonfulfillment or breach of any covenant or agreement on the part of an Entity under this Agreement;

                  (C) any action, demand, proceeding, investigation or claim by any third party (including, without limitation, governmental authorities) against or affecting any Indemnified Person which, if successful, would give rise to or evidence the existence of or relate to a breach of any of the representations, warranties or covenants of an Entity; and

                  (D) any claim (whenever made) relating in any way to the
             Company and any claim (whenever made) arising out of, relating to, resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (x) the status or conduct of the Company, (y) the execution, performance and delivery of the Transaction Documents and the documents and agreements contemplated thereby, or
             (z) any actions taken by or omitted to be taken by any of the Indemnified Persons in connection with any of the Transaction Document or the documents and agreements contemplated thereby.

             (ii) Notwithstanding the foregoing, and subject to the following sentence, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification hereinabove provided resulted primarily out of or was based primarily upon the Indemnified Person's gross negligence, fraud or willful misconduct (unless such action was based upon the Indemnified Person's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Entities herein or in any other Transaction Documents) by the Indemnified Person, the Entities shall not be responsible for any Losses sought to be indemnified in connection therewith by such Indemnified Person, and the Entities shall be entitled to recover from the Indemnified Person all amounts previously paid in full or partial satisfaction of such indemnity with all costs and expenses reasonably incurred in effecting such recovery, if any.

             (iii) All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of two (2) years after redemption of all outstanding Shares regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Investors and/or any of the Indemnified Persons or the acceptance by the Investors of any certificate or opinion. In addition, for purposes of determining whether there has been a breach, and the amount of any Losses that are the subject matter of a claim for indemnification hereunder, each representation and warranty contained in this Agreement shall be read without regard and without giving effect to any materiality or knowledge standard or qualification contained in such representation or warranty.

             (iv) If for any reason the indemnity provided for in this Section 11(d) is unavailable to any Indemnified Person or is insufficient to hold each such Indemnified Person harmless from all such Losses arising with respect to the transactions contemplated by this Agreement, then the Company shall contribute to the amount paid or payable in respect of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and such Indemnified Person on the other but also the relative fault of the Company and the Indemnified Person as well as any relevant equitable considerations. In addition, the Company agrees to reimburse any Indemnified Person upon demand for all reasonable expenses (including legal counsel fees) incurred by such Indemnified Person or any such other Person in connection with investigating, preparing or defending any such action or claim. The indemnity, contribution and expenses reimbursement obligations that the Company has under this Section 11(d) shall be in addition to any liability that the Company may otherwise have. The Company further agrees that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such lawsuits, claims or other proceedings.

             (v) Any indemnification of the Investors or any other Indemnified Person by the Company pursuant to this Section 11(d) shall be effected by wire transfer of immediately available funds from the Entities to an account designated by the Investors or any other Indemnified Person within 15 days after the determination thereof.

         (e) Governing Law; Choice of Forum. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed in accordance with the domestic laws of the state of New York without giving effect to any choice or conflict of law provision or rule (whether in the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York. The parties to this Agreement agree that jurisdiction and venue in any action brought by any part hereto pursuant to this Agreement shall exclusively lie in any federal or state court located in the state of New York. By execution and delivery of this Agreement, The parties hereto irrevocably submit to the exclusive jurisdiction of such courts for themselves and in respect of their property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby waive any objection that such Court is an improper or inconvenient forum for the resolution of such action.

         The Company hereby designates and appoints Prentice-Hall Corporation System, Inc. and such other person as may hereafter be selected by the Company with the written consent of the Investors which irrevocably agrees in writing to so serve as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Company to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Company at its address provided in Section 11(a) except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Company refuses to accept service, the Company hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing hereby shall affect the right to serve process in any other manner permitted by law or shall limit the right of an Investor to bring proceedings against the Company in the courts of any other jurisdiction.

         Disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person. Therefore, the parties hereby waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement or any other transaction documents related hereto.

         (f) Rights and Waivers. The rights and remedies of the Investors under the Transaction Documents and in connection therewith: (i) are cumulative, (ii) may be exercised as often and in such order as the Investors considers appropriate, (iii) are in addition to the rights and remedies of the Investors under the general law, and (iv) shall not be capable of being waived or varied except by virtue of an express waiver or variation in writing signed by the Investors; and in particular any failure to exercise or any delay in exercising any of such rights and remedies shall, to the extent permitted by law, not operate as a waiver or variation of that or any other such right or remedy; any defective or partial exercise of any of such rights shall, to the extent permitted by law, not preclude any other or future exercise of that or any other such right or remedy; and no act or course of conduct or negotiation on the part of the Investors or on their behalf shall, to the extent permitted by law, in any way preclude the Investors from exercising any such right or remedy or constitute a suspension or variation of any such right or remedy. No Transaction Document nor any provision thereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Investors.

         (g) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this

Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law. All covenants hereunder shall be given independent effect in any jurisdiction so that, if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a breach if such action is taken or condition exists.

         (h) Expense Reimbursement. The Company shall reimburse all reasonable out-of-pocket expenses incurred by the Investors (including attorneys' fees) in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by the undersigned thereunto duly authorized as of the date set forth above.

                                           MAGNAVISION CORPORATION



                                           By:______________________________

                                           IBJS CAPITAL CORPORATION



                                           By:______________________________

                                           KOCO CAPITAL COMPANY, L.P.

                                           By:  KOCO Capital Partners, L.P.
                                                Its General Partner

                                           By:  Kisco Capital Corporation
                                                Its General Partner



                                            By:______________________________


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